Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated May 18, 2017, is made and entered into on the terms and conditions hereinafter set forth, by and between TOT Payments, LLC, a Florida limited liability company (doing business as Unified Payments), TOT New Edge, LLC, a Florida limited liability company, Process Pink, LLC, a Florida limited liability company, and TOT FBS, LLC, a Florida limited liability company (collectively, the “Debtor”), and Priority Payment Systems LLC, a Georgia limited liability company (the “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Loan Agreement of even date herewith by and between the Debtor and the Secured Party (the “Loan Agreement”), the Secured Party has agreed to make a loan to the Debtor in the principal amount of $2,000,000.00 (the “Loan”);

WHEREAS, the Loan is evidenced by a certain Promissory Note of even date herewith, executed by the Debtor and payable to the order of the Secured Party, (as the same may be renewed, extended, modified, amended, supplemented or replaced from time to time, the “Note”); and

WHEREAS, it is a condition of the Secured Party’s agreement to extend credit to the Debtor that the Debtor execute and deliver this Agreement;

AGREEMENTS:

NOW THEREFORE, as an inducement to cause Secured Party to extend credit to the Debtor, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

1.          Creation of Security Interest. As security for the repayment of the indebtedness evidenced by the Note and the payment and performance of any and all other obligations of Debtor to Secured Party (collectively, the “Obligations”), the Debtor hereby grants to and creates in favor of the Secured Party a security interest in the following properties, assets and rights of the Debtor, whether now owned or hereafter acquired or arising, and wherever located (the “Collateral”):

(a)          Accounts,

(b)          cash or cash equivalents,

(c)          residuals related to the Merchants, and

(d)          any Proceeds, products, substitutions or replacements for any of the foregoing.

All capitalized terms in this Section 1, which are not otherwise defined in the Loan Agreement, shall have the meanings set forth in the Uniform Commercial Code (the “UCC”) of the applicable jurisdiction.

2.          Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file, in any jurisdiction, financing statements (including any amendments thereto) that cover the Collateral contain any other information required by the UCC, in any relevant jurisdiction, for the sufficiency or filing office acceptance of any initial financing statement or amendment.

3.          Other Actions Regarding Attachment, Perfection and Priority.

(a)          Collateral in the Possession of a Third Party. If any goods constituting Collateral at any time are in the possession of a third party, the Debtor shall promptly notify the Secured Party thereof and, if requested by the Secured Party, shall promptly obtain an acknowledgement from such person, in form and substance satisfactory to the Secured Party, that such person holds such Collateral for the benefit of the Secured Party and shall act upon the instructions of the Secured Party, without the further consent of the Debtor.

(b)          Other Actions as to Any and All Collateral. The Debtor further agrees to take any other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (i) authorizing, executing (to the extent that the Debtor’s signature is required), delivering and filing financing statements and amendments relating thereto under the UCC, (ii) complying with any provision of any statute, rule, regulation or treaty of any jurisdiction as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (iii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, and (iv) taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

4.          Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party as follows:

(a)          That the Debtor is a corporation operating in the state of Florida.

(b)          The execution and delivery of this Agreement and the performance and observance of the obligations of the Debtor hereunder are within the power of the Debtor and have been duly authorized by all necessary action on the part of the Debtor properly taken.

(c)          This Agreement is a legal, valid and binding obligation of the Debtor and is enforceable against the Debtor in accordance with its terms.

(d)          The Debtor is the owner of the Collateral, free from any adverse lien, security interest or other encumbrance except for the security interest created by this Agreement and the Permitted Liens.

2

5.          Covenants and Agreements. The Debtor hereby covenants and agrees with the Secured Party as follows:

(a)          The Debtor will pay, or cause to be paid, to the Secured Party (taking into account any applicable grace periods) the Obligations as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will promptly perform all of the Debtor’s obligations under this Agreement, the Note and the other Loan Documents.

(b)          Without providing at least thirty (30) days’ prior written notice to the Secured Party, the Debtor will not change the state of his principal residence.

(c)          Except for the security interest herein granted and any Permitted Liens, the Debtor shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, except holders of any Permitted Liens.

(d)          The Debtor shall not (i) create, grant or suffer to exist any lien or other encumbrance on or security interest in the Collateral in favor of any person other than the Secured Party and any holders of Permitted Liens, (ii) permit any of the Collateral to be levied upon under any legal process, except to the extent such event could not reasonably be expected to have a Material Adverse Effect, (iii) permit anything to be done that may impair the security intended to be afforded by this Agreement, nor (iv) permit any tangible Collateral to become attached to or commingled with other goods without the prior written consent of the Secured Party.

(e)          The Debtor will keep the Collateral in good order and repair, will not permit anything to be done that may materially impair the value of the Collateral and will not use the same in violation of law or any policy of insurance thereon.

(f)          Except in the ordinary course of business, Borrower shall not sell, transfer, lease or otherwise dispose of all or any material part of the Collateral.

6.          Notification to Account Debtors and Other Persons Obligated on Collateral. Debtor, at the request of the Secured Party, shall notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party and that payments in respect thereof are to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if an Event of Default has occurred and is continuing, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of the Collateral and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments, for deposit in a special bank account maintained by the Secured Party over which the Secured Party alone has power of withdrawal. In addition, if requested by the Secured Party, the Debtor will immediately notify all account debtors and other persons obligated in respect of Collateral to direct payments to the Secured Party. The Secured Party shall apply the proceeds of collection of the Collateral and other Collateral received by the Secured Party to the Obligations, such proceeds to be applied promptly after final payment in cash or other immediately available funds of the items giving rise to them.

3

7.          Default and Remedies.

(a)          The occurrence of a default or an event of default under the Loan Agreement shall constitute an Event of Default under this Agreement (each an “Event of Default”).

(b)          Upon the occurrence and during the continuance of an Event of Default, the Secured Party may proceed to:

(1)         take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom,

(2)         collect and receive any and all amounts payable or distributable in respect of the Collateral and hold the same as additional Collateral or apply the same to the Obligations,

(3)         dispose of all or any part of the Collateral by public or private sale, in such manner and order as the Secured Party shall determine, subject to and in accordance with applicable requirements of the UCC or other applicable law, and

(4)         exercise any and all other rights, powers, privileges, options and remedies provided by the UCC or other applicable law, as well as all other rights and remedies possessed by the Secured Party pursuant to the Loan Documents.

(c)          Upon the occurrence and during the continuance of an Event of Default and upon demand by the Secured Party, the Debtor shall assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to the Secured Party and the Debtor.

(d)          Any notice of sale, lease or other intended disposition of the Collateral by the Secured Party sent to the Debtor at least ten (10) days prior to such action, shall constitute reasonable notice to the Debtor.

(e)          Subject to any applicable provisions of the UCC, the proceeds of the exercise of the Secured Party’s remedies hereunder shall be applied to the Obligations in such order of priority as the Secured Party shall determine.

4

(f)          The Secured Party may waive any default or Event of Default before or after the same has been declared without impairing its right to declare a subsequent default or Event of Default hereunder, this right being a continuing one. The Secured Party shall not be deemed to have waived any of its rights upon or under any of the Obligations or Collateral unless such waiver shall be in a record authenticated by a duly authorized representative of the Secured Party.

8.          Notices. Any and all notices or other communications permitted or required to be made under this Agreement shall be in writing and shall be delivered personally or sent by facsimile transmission, mail or nationally recognized courier service (such as Federal Express) using the intended recipient’s address set forth below, or such other address as may have been supplied in writing by the intended recipient and of which receipt has been acknowledged in writing. Unless otherwise expressly provided herein, notices or other communications shall be deemed to have been duly given or made (a) upon personal delivery, (b) when sent by facsimile (confirmation of receipt received), (c) on the third (3rd) day after the date of mailing, or (d) on the day after the date of delivery to such courier service, as the case may be. Rejection, refusal to accept or inability to deliver because of a changed address of which no notice was given shall not affect the validity of any notice or other communication given in accordance with the provisions of this Agreement. For purposes of this Agreement:

The address of the Debtor is:

Oleg Firer

TOT Payments, LLC

3363 NE 163rd St, Suite 705

N Miami Beach, FL 33160

The address of the Secured Party is:

Priority Payment Systems LLC

2001 Westside Parkway Suite 155

Alpharetta, Georgia 30004

ATTN: General Counsel

9.          Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Georgia. The Debtor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of Georgia or any federal court sitting therein, and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the Debtor by mail at the address specified herein. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

5

10.         Successors & Assigns. This Agreement binds and inures to the benefit of the parties and their respective successors, successors-in-title and assigns, as applicable.

11.         Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6

IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be executed by their respective duly authorized officers or other duly authorized representatives as of the day and year first above written.

DEBTOR:

TOT Payments, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

TOT New Edge, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

Process Pink, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

TOT FBS, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

SECURED PARTY:

Priority Payment Systems LLC

By:	/s/ John V. Priore

Name:	John V. Priore

Title:	President & CEO